Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-139661 on Form S-8 of our report dated November 13, 2006 (December 14, 2006 as to Note 2), relating to the balance sheet of Spectra Energy Corp (formerly, Gas SpinCo, Inc.), as of July 31, 2006, appearing in the Current Report on Form 8-K (File No. 1-33007) filed December 15, 2006 of Spectra Energy Corp.

/s/ Deloitte & Touche LLP

Houston, Texas

January 17, 2007